EXHIBIT 2(B)

                              CERTIFICATE OF MERGER

                                       OF

                            MARGO NURSERY FARMS, INC.

                                  WITH AND INTO

                             MARGO TRANSITION CORP.

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the Commonwealth of Puerto Rico, does hereby certify:

         FIRST: The names and jurisdiction of incorporation of each of the constituent corporations of the merger are as follows:

                 NAME                         JURISDICTION OF INCORPORATION
                 ----                         -----------------------------

         Margo Nursery Farms, Inc.                       Florida
         ("Margo Farms")

         Margo Transition Corp.                          Puerto Rico
         ("Transition")

         SECOND: The Agreement and Plan of Merger, dated November 17, 1997 (the "Agreement of Merger") was approved and acknowledged by each of the constituent corporations in accordance with the requirements of Articles 10.02 of the General Corporation Law and has been duly adopted by a majority of the stockholders of the constituent corporations in accordance with Articles 7.17 and 10.02 of the General Corporation Law, and in the case of Margo Farms, also in accordance with the applicable provisions of the Florida Business Corporation Act.

         THIRD: Transition shall be the surviving corporation and shall change its name to "Margo Nursery Farms, Inc." as of the effective date of the merger.

         FOURTH: The Certificate of Incorporation of Transition shall be the Certificate of Incorporation of the surviving corporation except that the FIRST article thereof will be amended to read as follows:

         "FIRST: The name of this Corporation is: Margo Nursery Farms, Inc. (hereinafter referred to as the "Corporation")."


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         FIFTH: A copy of the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, which is located at Road No. 690, Km. 5.8, Vega Alta, Puerto Rico.

         SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporations.

         SEVENTH: The merger will become effective at 11:59 PM, Eastern Standard Time on December 31, 1997.

         NINTH: The authorized capital stock of Margo Farms immediately prior to the merger consisted of 10,000,000 shares of Common Stock, $0.001 par value, and 250,000 shares of Preferred Stock, $0.01 par value.

         IN WITNESS WHEREOF, Margo Nursery Farms, Inc. has caused this Certificate of Merger to be executed by its President and Secretary, this 15th day of December, 1997.

                                          MARGO NURSERY FARMS, INC.


                                          By: /s/ MICHAEL J. SPECTOR
                                             -----------------------
                                          Name:   Michael J. Spector
                                          Title:   President


                                          By: /s/ MARGARET D. SPECTOR
                                              -----------------------
                                          Name:   Margaret D. Spector
                                          Title:   Secretary


                                          MARGO TRANSITION CORP.


                                          By: /s/ MICHAEL J. SPECTOR
                                              -----------------------
                                          Name:   Michael J. Spector
                                          Title:   President


                                          By: /s/ MARGARET D. SPECTOR
                                              -----------------------
                                          Name:   Margaret D. Spector
                                          Title:   Secretary